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                                                                  EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2001 in the Registration Statement and related Prospectus of MigraTEC, Inc. dated June 28, 2001 for the registration of 66,822,784 shares of its common stock.




                                                  /s/ Ernst & Young LLP
                                                  -----------------------------
                                                  Ernst & Young LLP


Dallas, Texas
June 25, 2001